UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 3, 2013

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.  Entry into a Material Definitive Agreement.

The Fund, a publicly traded business development company that makes private debt and equity investments, announced today the pricing of a registered direct offering (the “Offering”) of an aggregate of approximately $33.9 million additional principal amount of its 7.25% Senior Notes due 2023 (the “Notes”).  In connection with the Offering, certain of the Fund’s directors, officers and certain of their affiliates entered into subscription agreements (“Subscription Agreements”) with the Fund to purchase Notes.  Such Subscription Agreements are for approximately $13.1 million of the approximately $33.9 million aggregate principal amount of Notes issued in the Offering.  A schedule detailing the Fund’s directors’ and officers’ purchases in the Offering is set forth below.  The form of Subscription Agreement is attached hereto as Exhibit 10.1.

Fund Director or Officer	Beneficial Ownership of Principal Amount of Notes Purchased in the Offering
Michael Tokarz (Director, Chairman and Portfolio Manager)	$300,000
Emilio Dominianni (Independent Director)	$200,000
Phillip Goldstein (Independent Director)	$12,500,000
Scott Schuenke (Chief Compliance Officer)	$20,000
Jaclyn Shapiro-Rothchild (Vice President and Secretary)	$30,000

ITEM 7.01.  Regulation FD Disclosure

The Notes are to be issued under an indenture and first supplemental indenture, each dated as of February 26, 2013, pursuant to which $80.5 million of notes of the same series were previously issued.  The Notes will mature on January 15, 2023, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after April 15, 2016.  The Notes will bear interest at a rate of 7.25% per year payable quarterly on January 15, April 15, July 15, and October 15, of each year.  The closing of the transaction is subject to customary closing conditions, and the Notes are expected to be delivered on or about May 7, 2013.  MVC intends to list these Notes on the New York Stock Exchange under the same trading symbol as the previously issued notes of the same series of "MVCB."

The Offering will be made under the Fund’s existing shelf registration statement, previously filed with and declared effective by the Securities and Exchange Commission.  MVC expects to use substantially all of the net proceeds of approximately $33.7 million for general corporate purposes, including, for example, investing in and supporting new and existing portfolio companies in accordance with our investment objective and strategy, funding distributions, funding our subsidiaries’ activities and/or repurchasing our shares pursuant to the share repurchase program adopted by our Board of Directors on April 3, 2013.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated:	May 3, 2013